UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 27, 2015
Date of report (Date of earliest event reported)

Amyris, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On May 27, 2015, Nam-Hai Chua notified Amyris, Inc. (the “Company”) of his intent to resign from the Board of Directors (the “Board”) of the Company due to other professional commitments. Dr. Chua’s resignation would become effective at such time as a new designee of Maxwell (Mauritius) Pte Ltd. (together with its affiliates, “Temasek”) has been appointed by the Board to serve on the Board in connection with the preexisting right of Temasek to designate a director pursuant to a letter agreement dated February 23, 2012 among Temasek, the Company and the other parties thereto (the “Letter Agreement”). In connection therewith, Temasek has also notified the Company that it intends to designate, under the Letter Agreement, Abraham (Bram) Klaeijsen to serve as Temasek’s designee as director on the Board.  As of May 21, 2015, Temasek beneficially owned 39,340,967 shares of the Company’s common stock, representing approximately 36.1% of the Company’s outstanding common stock (based on information furnished by Temasek and the Company’s transfer agent), which includes the assumed conversion of certain convertible securities held by Temasek.

Mr. Klaeijsen was President and Regional Director, Asia-Pacific and platform leader for Cargill Food Ingredients and Systems, a division of Cargill, Inc. (“Cargill”), from which he retired in January 2015. Mr. Klaeijsen joined Cargill in 1978 and held a number of leadership positions, including as Platform Leader for Cargill’s European Food Ingredients businesses from 1999 to 2003, when he assumed the role of executive vice president of Cargill Food Ingredients and Systems. He held that position until he joined Cargill’s Asia-Pacific operations in 2009, where he served until his retirement.  Mr. Klaeijsen has served on the boards of directors of several companies, including Cargill Tropical Palm Holdings Pte Ltd, a joint venture between Temasek and Cargill, from 2010 through January 2015. Mr. Klaeijsen is also currently engaged as a corporate advisor with Temasek. Mr. Klaeijsen holds a Bachelor of Science degree in chemical engineering from technical college Breda in the Netherlands.

The Company expects to have the Nominating and Governance Committee of the Board recommend to the Board that it approve and appoint Mr. Klaeijsen to the Board, where he would serve as a Class II director (whose initial term would expire at the Company’s annual meeting of stockholders to be held in 2018 or his earlier death, resignation or removal).

Once appointed, the Company expects to provide Mr. Klaeijsen with its standard compensation for non-employee directors, as described in the “Director Compensation” section of the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 6, 2015.  The Company has entered or will enter into the form of indemnification agreement with Mr. Klaeijsen that it has entered into with its other directors and that is filed as Exhibit 10.01 to the Company’s registration statement on Form S-1 (File No. 333-166135).  The indemnification agreement and the Company’s restated certificate of incorporation and restated bylaws require the Company to indemnify its directors and executive officers to the fullest extent permitted by Delaware law.

Forward-Looking Statements

This report includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  The word “expects” and similar terms and phrases are used in this notification to identify forward-looking statements, including statements regarding the Company’s expectations regarding Board composition, and statements regarding future events that involve risks and uncertainties.  Risks, uncertainties and assumptions that could affect the Company's forward-looking statements include, among other things that Mr. Klaeijsen is ultimately not appointed to serve on the Board.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.  The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: June 2, 2015	By:	/s/ Nicholas Khadder
Nicholas Khadder
SVP and General Counsel